Exhibit 99.1

SUBSCRIPTION AGREEMENT

ANTILIA GROUP, CORP.

Calle Duarte, No. 6

Sosua, Dominican Republic

Tel. 829-217-2262

Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the “Purchaser”) hereby irrevocably subscribes for and purchases  ____________ shares of Common Stocks (the “Shares”) of Antilia Group, Corp., a Nevada corporation (the “Company”) at a price of $0.02 per Share (the “Subscription Price”) upon and subject to the terms and conditions set forth in the Company’s Prospectus dated ________________ in the United States Securities and Exchange Commission Registration Statement on Form S-1, to which this Subscription Agreement is attached.

Purchaser hereby confirms the subscription for and purchase of said number of shares and hereby agrees to pay herewith the Subscription Price for such Shares.

MAKE CHECK PAYABLE TO: Antilia Group, Corp.

Executed this ____ day of _________________, 20____.

___________________________________                     _________________________________

___________________________________                     Signature of Purchaser

___________________________________

Address of Purchaser

___________________________________

Printed Name of Purchaser

PLEASE ENSURE FUNDS ARE IN US DOLLARS

____________     X  $0.02    =    US$ __________

Number of Shares Purchased                               Total Subscription Price

Form of Payment:     Cash: _________   Check: __________   Other: ______________________

ANTILIA GROUP, CORP.

By: ____________________

     Ramon Perez Concepcion

     President